Exhibit 23.1
Consent of Independent Auditors’
We consent to the incorporation by reference in the registration statement Nos. 333-147715, 333-100648 and 333-142182 on Form S-3 and Registration Statement Nos. 333-151087, 333-151088, 333-148684, 333-141819, 333-134687, 333-128396, 333-124856, 333-122718, 333-108767, 333-99729, 333-75406, 333-49656, 333-33464, 333-30518, 333-74343, 333-45425, 333-145971, 333-143465, 333-142183, 333-04131 and 333-153911 on Form S-8 of Nuance Communications, Inc. of our report dated November 21, 2008, with respect to the combined balance sheets of Philips Speech Recognition Systems as defined in notes 1 and 2 to the combined financial statements as of December 31, 2007 and 2006, and the related combined statements of operations, changes in business deficit and comprehensive income (loss) and cash flows for each of the years in the two-year period ended December 31, 2007, which report refers to the adoption, effective as of December 31, 2006, of Statement of Financial Accounting Standards No. 158 Employers’ Accounting for Defined Benefit Pension and Other Postretirement Plans, and appears in this Form 8-K/A of Nuance Communications, Inc.
/s/ KPMG Accountants N.V.
Eindhoven, The Netherlands
December 5, 2008